Exhibit 99.1

Solera Holdings, Inc. Announces Pricing of $850.0 Million Senior Note Private Offering

WESTLAKE, Texas; July 13, 2015 /PRNewswire/ — Solera Holdings, Inc. (“Solera” or the “Company”) (NYSE: SLH) announced today that its indirect wholly-owned subsidiary, Audatex North America, Inc. (“Audatex”), priced its offering of an additional $850.0 million aggregate principal amount of its 6.125% senior notes due 2023 (the “New 2023 Notes”) in a private offering. The New 2023 Notes will be issued as additional notes under the indenture governing the outstanding $565.0 million in aggregate principal amount of Audatex’s 6.125% Senior Notes due 2023 that were issued on November 5, 2013 and November 17, 2014. Solera anticipates that the closing of the offering will take place on or about July 16, 2015, subject to customary closing conditions. The New 2023 Notes are priced at 99.50% of their principal amount, plus accrued interest from May 1, 2015. The New 2023 Notes will be guaranteed by Solera and each of Solera’s wholly-owned domestic subsidiaries that currently guarantee Audatex’s existing senior notes.

Audatex intends to use the net proceeds from the offering to fund the purchase of the equity interests in its Service Repair Solutions joint venture from the joint venture partner, repay all of its outstanding $200.0 million in borrowings under the senior unsecured interim credit facility that it entered into in connection with its acquisition of DMEautomotive, LLC on June 2, 2015 and pay related fees and expenses. Audatex intends to use any remaining net proceeds for general corporate purposes, including continuing to actively seek, evaluate and potentially pursue strategic initiatives. Such strategic initiatives may include future acquisitions, joint ventures, investments or other business development opportunities.

The New 2023 Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the New 2023 Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This press release is issued for informational purposes pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Solera is a leading provider of risk and asset management software and services to the automotive and property marketplace including the global P&C insurance industry. Solera is active in over 75 countries across six continents. The Solera companies include: Audatex in the United States, Canada, and in more than 45 additional countries; Informex in Belgium and Greece; Sidexa in France; ABZ and Market Scan in the Netherlands; HPI, CarweB and CAP

Automotive in the United Kingdom; Hollander serving the North American recycling market; AUTOonline providing salvage disposition in a number of European and Latin American countries; IMS providing medical review services; Explore providing data and analytics to United States property and casualty insurers; Service Repair Solutions, a joint venture with Welsh, Carson, Anderson & Stowe, that provides solutions for the service, maintenance and repair (“SMR”) market; AutoPoint and DMEautomotive, providing data-driven tools to enhance SMR experiences and facilitate customer retention and marketing solutions for the retail automotive industry; and I&S, a provider of software and business management tools, third-party claims administration, first notice of loss and network management services to the U.S. auto and property repair industries, specializing in glass claims.

The above information includes “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the proposed offering, the use of the proceeds of the proposed offering and our intended completion of the Proposed Acquisition. Such statements only reflect Solera’s and Audatex’s best assessment at this time and are indicated by words or phrases such as “plans,” “intends,” “will,” or similar words or phrases. These statements are based on Solera’s and Audatex’s current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature, including, without limitation: whether or not Audatex completes the proposed offering on terms currently contemplated or otherwise and whether or not Solera completes the Potential Acquisition. Solera and Audatex are under no obligation to (and specifically disclaim any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.